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Exhibit 10.23
                                     FORM OF
             FIRST AMENDMENT TO WORKING CAPITAL ASSURANCE AGREEMENT

                  THIS FIRST AMENDMENT TO WORKING CAPITAL ASSURANCE AGREEMENT ("Amendment") is made effective as of the 30th day of September, 1999
("Effective Date") between [       ], a corporation organized under the laws of
the State of [          ] ("Landlord"), having its principal office located at
One SeaGate, Suite 1500, P.O. Box 1475, Toledo, Ohio 43603, and BALANCED CARE CORPORATION, a corporation organized under the laws of the State of Delaware ("BCC"), having its principal office located at 1215 Manor Drive, Mechanicsburg, Pennsylvania 17055.

                                 R E C I T A L S

                  A. Landlord leased to [         ], a limited liability company
organized under the laws of the State of Delaware ("Tenant") property located in
[      ] ("Property") pursuant to a Lease Agreement dated as of September 22,
1998 as amended by a First Amendment to Lease Agreement of even date ("Lease").
Tenant intends to operate a [    ]-unit ([    ]-bed) [    ] facility
("Facility") on the Property.

                  B. The Lease is guaranteed by the Unconditional and Continuing Lease Guaranty of BCC dated as of September 22, 1998 ("Guaranty").

                  C. Pursuant to a Construction Disbursing Agreement ("Construction Agreement") dated as of September 22, 1998 between Landlord and BCC Development and Management Co. ("Developer") and the Lease, Landlord has agreed to pay for certain acquisition, development and construction costs of the Facility.

                  D. Landlord has extended to Financial Care Investors, LLC
("Member"), the sole member of Tenant, a loan up to the amount of [            ]
for Facility working capital purposes ("Equity Loan"). The Equity Loan is evidenced by a Note ("Note") and subject to the terms of a Loan Agreement ("Loan Agreement"), each dated as of September 22, 1998. The Equity Loan is secured by a security interest granted by Tenant under a Security Agreement dated as of September 22, 1998 ("Security Agreement"). The Note, Loan Agreement, and Security Agreement may be collectively called the "Equity Loan Documents".

                  E. Under a Shortfall Funding Agreement among BCC, Tenant and Member, Member agreed to contribute capital to Tenant

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to fund the working capital needs of Tenant. Member agreed to borrow 85% of the working capital needs of Tenant through the Equity Loan ("Senior Loan Capital Portion"). Member also agreed to fund the remaining 15% as an equity contribution ("Equity Capital Portion"). The Senior Loan Capital Portion and the Equity Capital Portion collectively constitute the Working Capital Reserve. BCC agreed to advance funds to Tenant upon the depletion of the Working Capital Reserve to pay any shortfalls in the working capital needs of Tenant. BCC's obligation to fund working capital shortfalls is confirmed in and subject to the terms of the Working Capital Assurance Agreement between BCC and Landlord dated as of September 22, 1998 ("Working Capital Assurance Agreement").

                  F. The sole member of Financial Care Investors, LLC, Brad E. Hollinger, now desires to withdraw as the nominal holder of the equity interests of Member so as to permit a group of investors to purchase 100% of the equity interests and to make certain investments in Member ("Equity Purchase"). Landlord has consented to the Equity Purchase subject to certain conditions including but not limited to modifications to the Lease, the Working Capital Assurance Agreement, and other documents.

                  G. In connection with the Equity Purchase, Developer has agreed to make loans to Member to fund a portion of the Equity Capital Portion of Tenant's working capital needs ("BCC Loans").

                  H. BCC and Landlord desire to amend the Working Capital Assurance Agreement to reflect certain changes in the terms of the Working Capital Assurance Agreement related to the Equity Purchase and the BCC Loans.

                  NOW THEREFORE, in consideration of the foregoing recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows.

                  1. Definitions. Any capitalized terms not defined in this Amendment shall have the meaning set forth in the Working Capital Assurance Agreement. In addition, the following definitions shall be added to the Working Capital Assurance Agreement:

                     "BCC Loan" means any loan extended by Developer to Member to fund a portion of the Equity Capital Portion of Lessee's working capital needs.

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                           "BCC Loan Documents" means the Loan Agreement and
         Note executed by Member in connection with a BCC Loan.

                  2. Obligation to Provide Working Capital Loans. Section 4 of the Working Capital Assurance Agreement is amended to read in its entirety as follows:

                           4. Notwithstanding any provision to the contrary set forth herein, BCC's obligation to provide the Working Capital Loans, and advance Shortfalls, to the Lessee shall not commence until such time as (i) Lessor has advanced all amounts required to be advanced by Lessor under the Senior Credit Documents and such amounts have been deposited in the Collateral Account (as defined in the Deposit Pledge Agreement); and (ii) the full amount of the Working Capital Reserve actually deposited in the Collateral Account has been depleted. BCC shall make or permit disbursements to Lessor from the Working Capital Reserve to meet any and all Lease Obligations and Senior Loan Obligations when and as such obligations become due and payable, pursuant to the terms and provisions of the Deposit Pledge Agreement.

                  3. Subordination. Section 12(h) of the Working Capital Assurance Agreement is amended to read in its entirety as follows:

                           h. Subordination. If for any reason whatsoever Lessee, Member, any Affiliates of Lessee, Developer or Manager now or hereafter becomes indebted to BCC or any Affiliate of BCC, such indebtedness and all interest therein shall at all times be subordinated in all respects to the obligations of BCC under this Agreement, the obligations of Lessee under the Lease and Senior Loan Obligations, the obligations of Member under the Senior Loan Obligations, the obligations of Developer under the Development Agreement; provided, however, so long as no default or event of default shall occur and be continuing under any Lease Document or Senior Credit Documents, BCC and any Affiliate of BCC shall be permitted to receive amounts due and owing solely under the Development Agreement, the Management Agreement, and the BCC Loan Documents. Payment on the Notes issued pursuant to the Shortfall Agreement is permitted solely in connection with the exercise of the
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         Option or Asset Purchase Option. Payments of any kind or nature on the
         BCC Loans (i) are to be paid solely from equity contributions to Member if payment is not being made in connection with the exercise of the Option or Asset Purchase Option, (ii) are not to be considered as operating expenses of the Facility or obligations of the Lessee, and
         (iii) may not be paid from revenues and other income attributable to the Facility earned by or on behalf of the Lessee (or revenues and other income attributable to any other facility included in the Current Phase).

                  4. Affirmation. Except as specifically modified by this Amendment, the terms and provisions of the Working Capital Assurance Agreement are hereby affirmed and shall remain in full force and effect.

                  5. Binding Effect. This Amendment shall be binding upon and inure to the benefit of the successors and permitted assigns of Landlord and BCC.

                  6. Representations and Warranties. BCC affirms all representations and warranties contained in the Working Capital Assurance Agreement as of the Effective Date.

                  7. Further Modification. The Working Capital Assurance Agreement may be further modified only by a writing signed by Landlord and BCC.

                  8. Counterparts. This Amendment may be executed in multiple counterparts, each of which shall be deemed an original hereof.

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                  IN WITNESS WHEREOF, Landlord and BCC have executed this
Amendment as of the date first set forth above.

                                             [     ]

                                             By: /s/ Erin C. Ibele
                                                Title: Vice President and
                                                Corporate Secretary


                                             BALANCED CARE CORPORATION

                                             By: /s/ Robin L. Barber
                                                Title: Senior Vice
                                                President and Counsel;
                                                Assistant Secretary



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